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                        NON-NEGOTIABLE PROMISSORY NOTE

$2,000,000.00                                                  June 23, 1997

FOR VALUE RECEIVED, SFX Broadcasting, Inc., a Delaware corporation ("Maker"), promises to pay to Sunshine Promotions, Inc., an Indiana corporation ("Payee"), in lawful money of the United States of America, the principal sum of Two Million Dollars ($2,000,000), without interest, in the manner provided below.

This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Asset Purchase and Sale Agreement, dated as of June ___, 1997, by and among Maker, Payee, Sunshine Concerts, L.L.C., P. David Lucas and Steven P. Sybesma (the "Agreement"), and is subject to the terms and conditions of the Agreement, which are hereby incorporated herein and made a part hereof. Capitalized terms used in this Note without definition shall have their respective meanings set forth in the Agreement.

1.       PAYMENTS

1.1      INSTALLMENTS

The principal amount of this Note shall be due and payable in twenty equal consecutive quarterly installments, without interest, commencing on September 23, 1997, and on each September 23, December 23, March 23 and June 23 thereafter until paid in full.

1.2      MANNER OF PAYMENT

All payments on this Note shall be made by wire transfer of immediately available funds to an account designated by Payee in writing. If any payment hereon would be due on a day that is not a Business Day, such payment shall instead be due on the following Business Day. "Business Day" means any day on which banks in the State of New York are not authorized or required to close.

1.3      PREPAYMENT

Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding balance due under this Note.

1.4      RIGHT OF SET-OFF

Maker shall have the right to withhold and set-off against any amount due hereunder any amount or amounts payable by Payee or the Signing Stockholders pursuant to the Agreement or pursuant to the Other Agreements, as provided in
Section 12.5 of the Agreement.



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2.       DEFAULTS

2.1      EVENTS OF DEFAULT

The occurrence of any one or more of the following events with respect to Maker shall constitute an event of default hereunder ("Event of Default"):

(a) If Maker shall fail to pay when due any payment of principal on this Note and such failure continues for fifteen (15) days after Payee notifies Maker thereof in writing; provided, however, that the exercise by Maker in good faith of its right of set-off pursuant to
         Section 1.4 above, whether or not ultimately determined to be justified, shall not constitute an Event of Default.

(b) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due.

(c) If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker's properties, or (iii) orders the liquidation of Maker, and in each case the order or decree is not dismissed within 120 days.

(d) If the total consolidated assets of Maker and its Subsidiaries, as set forth on the audited consolidated balance sheet of Maker and its Subsidiaries for any year ending subsequent to the date hereof, shall be less than $100,000,000.

(e) If Robert F.X. Sillerman shall be, individually or in conjunction with any other Persons, in neither "de jure" control nor "de facto" control of Maker. For purposes of this Note, "de jure" control and "de facto" control shall have the meaning assigned to such phrases by the Federal Communications Commission and by Governmental Bodies applying or interpreting the statutes, rules and regulations administered by the Federal Communications Commission.

2.2      REMEDIES

Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been waived by Payee or cured), Payee may, at its option, (i) by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon,immediately due and payable, subject to Section 1.4 hereof, regardless of any prior forbearance, and (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right


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to collect from Maker all sums due under this Note. Maker shall pay all reasonable costs and expenses incurred by or on behalf of Payee in connection with Payee's exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys' fees.

3.       MISCELLANEOUS

3.1      WAIVER

The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by Payee; (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note. Maker hereby waives presentment, demand, protest and notice of dishonor and protest.

3.2      NOTICES

Any notice required or permitted to be given hereunder shall be given in accordance with Section 13.4 of the Agreement.

3.3      GOVERNING LAW

This Note will be governed by the laws of the State of New York without regard to conflicts of laws principles.

3.4      PARTIES IN INTEREST; ASSIGNMENT

This Note shall bind Maker and its successors and assigns. This Note shall not be assigned or transferred by Payee without the express prior written consent of Maker, except by will or, in default thereof, by operation of law.

3.5      SECTION HEADINGS; CONSTRUCTION

The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified.


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All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.

                                  SFX Broadcasting, Inc.

                                  By: /s/ Howard J. Tytel
                                     ------------------------------
                                          Howard J. Tytel
                                          Executive Vice President